UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) October 10, 2013

Cyalume Technologies Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52247	20-3200738
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

96 Windsor Street West Springfield, Massachusetts	01089
(Address of Principal Executive Offices)	(Zip Code)

(413) 858-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Chief Financial Officer

On October 10, 2013, Cyalume Technologies Holdings, Inc. (the “Company”) announced that Michael J. Pellicci would no longer be serving as Chief Financial Officer, effective immediately.

(c), (e) Appointment of Chief Financial Officer

Also on October 10, 2013, the Company announced that Michael Bielonko, age 60, had been appointed as the Company’s Chief Financial Officer, effective as of October 10, 2013. From April 29, 2013 to October 10, 2013, Mr. Bielonko served as the Company’s Vice President of Finance, and from December 2008 to April 29, 2013, he served as the Company’s Chief Financial Officer, Treasurer and Secretary. From January 2006 to December 2008, Mr. Bielonko served as Chief Financial Officer, Treasurer and Secretary of Cyalume Technologies, Inc. (“CTI”) prior to its acquisition by the Company. Mr. Bielonko served as a director of Omni Facility Services Canada, Ltd., a Toronto-based facility maintenance company, from May 2006 to June 2008.

Amendment to Bielonko Employment Agreement

Also on October 10, 2013, CTI, a wholly-owned subsidiary of the Company, and Mr. Bielonko entered into a Second Amendment (the “Second Amendment”) to the Amended and Restated Employment Agreement dated April 19, 2012, between CTI and Mr. Bielonko (the “Bielonko Employment Agreement”). Pursuant to the Second Amendment, Mr. Bielonko will serve as Chief Financial Officer of CTI for a term that expires on December 31, 2014 (subject to extension by mutual agreement of the parties). In the event Mr. Bielonko’s employment under the Bielonko Employment Agreement, as amended, is terminated by CTI without “Cause” or by non-renewal, or by Mr. Bielonko for “Good Reason” (each as defined in the Bielonko Employment Agreement), in addition to the amounts accrued to him, Mr. Bielonko would be entitled to receive continued payment of his base salary then in effect for a six-month period, subject to Mr. Bielonko signing a release of claims in favor of the Company and its affiliates. Pursuant to the Second Amendment, Mr. Bielonko will be entitled to receive, in lieu of any other bonuses payable under the Bielonko Employment Agreement, a cash bonus in the amount of $100,000 on account of the 2013 fiscal year and a cash bonus in an amount not less than $100,000 on account of the 2014 fiscal year, provided in either case that (i) Mr. Bielonko performs his obligations under the Bielonko Employment Agreement and (ii) Mr. Bielonko does not resign and his employment is not terminated by CTI for Cause prior to (x) December 31, 2013 in the case of the 2013 fiscal year or (y) December 31, 2014 in the case of the 2014 fiscal year.

The foregoing summary of the Second Amendment is qualified in its entirety by reference to the Second Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

There is no arrangement or understanding between Mr. Bielonko and any other person pursuant to which Mr. Bielonko was appointed as Chief Financial Officer. There are no family relationships between Mr. Bielonko and any of the Company’s directors and executive officers, and Mr. Bielonko is not a party to any transaction, or any proposed transaction, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No	Description

10.1	Second Amendment to Amended and Restated Employment Agreement dated October 10, 2013 by and between the Company and Michael Bielonko.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cyalume Technologies Holdings, Inc.

By:	/s/ Michael Bielonko
Name:	Michael Bielonko
Title:	Chief Financial Officer

Date: October 10, 2013